                                                                    EXHIBIT 23.1




                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-46083), Form S-3 (No. 333-81814), Form S-8 (No.
333-64549), Form S-8 (No. 333-56121) and Form S-8 (No. 333-90880) of W. P. Carey
& Co. LLC of our report dated March 12, 2004 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 12, 2004 relating to the financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP


New York, New York
March 12, 2004